[BUNGE LOGO]                                                          Exhibit 2


                                                      Contact:  Hunter Smith
                                                                Bunge limited
                                                                1-914-684-3450
                                                                Hsmith@bunge.com



Bunge Limited Declares Regular Quarterly Cash Dividend



WHITE PLAINS, NY - January 18, 2002 - Bunge Limited (NYSE: BG) announced that its Board of Directors declared a regular quarterly cash dividend of $0.095 per share. The dividend is payable on Friday, February 22, 2002 to shareholders of record on Friday, February 8, 2002. Bunge Limited had 83,155,100 common shares outstanding on December 31, 2001.



In determining Bunge's financial eligibility requirements for the listing of its common shares on the New York Stock Exchange on August 1, 2001, the NYSE relied on certain adjustments to Bunge's financial data. The listing application, which includes the adjustments to Bunge' financial data, is available from the NYSE on request.



About Bunge Limited

Bunge Limited (http://www.bunge.com) is an integrated, global agribusiness and food company operating in the farm-to-consumer food chain with primary operations in North and South America and worldwide distribution capabilities. Headquartered in White Plains, New York, Bunge has over 17,000 employees and operations in 17 countries. The Company is the largest processor of soybeans in the Americas and the largest producer and supplier of fertilizers to farmers in Latin America.


Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements, which are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and "continue" and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.